Amendment 1

Employment Agreement

Ecotality, Inc, a Nevada corporation, and Jonathan Read agree to the following amendment of the Employment Agreement dated April 13, 2009, concerning the employment of Jonathan Read as Chief Executive Officer for Ecotality,Inc.

Paragraph 2 Term of this agreement is hereby amended to extend the term of employment to October 31, 2011 per authorization of the Company's Board of Directors on October 26, 2009.

In all other respects, the terms of the original contract and any earlier amendments remain in effect. If there is a conflict between this amendment and the original contract or any earlier amendment, the terms of this amendment will prevail.

Dated: Nov. 30, 2009

By: ______________________

Jonathan Read

Chief Executive Officer

Dated: Nov 30, 2009

By: ______________________

Barry S Baer

Chief Financial Officer/Member, Board of Directors

EMPLOYMENT AGREEMENT

This Employment Agreement (this "***Agreement***") between Ecotality, Inc., a Nevada corporation (the "***Company***"), and Jonathan R. Read ("***Employee***"), is entered into as of April 13, 2009 (the "***Effective Date***").

AGREEMENT

In consideration of the mutual benefits derived from this Agreement, and the agreements, covenants and provisions hereof, the parties hereto agree as follows:

1. TERM OF EMPLOYMENT. As of the Effective Date, the Company hereby employs Employee as its Chief Executive Officer for a two-year term beginning on the Effective Date and ending on the second anniversary of the Effective Date, unless terminated earlier in accordance with Section below ("the ***Term***"). Employee agrees to perform such services as are customary to such office and as shall from time to time be reasonably assigned to him by the Company (the "***Services***").

2. **COMPENSATION AND BENEFITS**

2.1 Base Salary. In consideration of and as compensation for the Services to be performed by Employee hereunder, the company shall pay Employee an annual base salary (the "***Base Salary***") of $300,000, payable monthly in accordance with the Company's regular payroll practices.

2.3 Stock Grants/Options. As additional incentive for the performance of the Services for the benefit of the Company and its shareholders, the Board of Directors of the Company will determine an appropriate level of stock grants and options to be awarded to the employee.

2.4 Participation in Benefit Plans. Employee shall be entitled to participate in all pension plans, profit-sharing plans and group insurance, medical, hospitalization, disability and other benefit plans maintained by the Company from time to time, as such are generally applicable to employees of the Company and to the extent Employee is eligible under the general provisions thereof.

2.5 Reimbursement of Expenses. The Company shall reimburse Employee for (i) leasing, insurance, maintenance and similar expenses incurred by Employee with respect to one automobile, up to maximum of $1,000 per month for such automobile-related expenses, and (ii) all other business expenses (including, without limitation, traveling, entertainment and similar expenses) incurred by Employee on behalf of the Company if such expenses are ordinary and necessary business expenses incurred on behalf of the Company pursuant to the Company's standard expense reimbursement policy. Employee shall provide the Company with such itemized account, receipts of documentation for such automobile-related and other business expenses as are required under the Company's policy regarding the reimbursement of such expenses.

3. TERMINATION

3.1 Termination.

(a) Termination for Cause. During the Term, the Company may terminate Employee's employment under this Agreement For Cause (as defined below). Grounds for the Company to terminate the Agreement "***For Cause***" shall be limited to the occurrence of any of the following events:

(i) Employee's failure to substantially perform the Services in good faith (provided in the case of illness, injury or disability that the Company has provided reasonable accommodation under applicable disabilities laws);

(ii) Employee's commission of an act of intentional misrepresentation, fraud, willful disobedience of a lawful directive or gross misconduct the detrimentally affects the Company;

(iii) Employee's commission of any act in contravention of Employee's undertakings contained in Section 4 of this Agreement (Non-Competition, Non-Solicitation and Confidentiality); or

(iv) Employee's conviction of a felony.

Prior to terminating Employee For Cause pursuant to Section 3(a)(i) of 3(a)(ii), the Company shall deliver a written notice to Employee (the "Company Notice") which identifies, in reasonable detail, the basis on which the Company believes it may terminate Employee's employment For Cause. Employee shall have a period of 30 days from the date of the Company Notice to cure any alleged breach or respond in writing to the Company describing, in reasonable detail, the basis on which Employee believes the Company does not have grounds to terminate this Agreement For Cause (the "Employee Response"). If, at the end of such 30-day period: (1) Employee has not cured the alleged breach or (2) the Company determines, in good faith after taking into account the Employee Response, that the basis for termination described in the Company Notice remains valid, then the Company may, in its reasonable discretion, terminate Employee For Caus. Any dispute over termination of Employee's employment For Cause shall be resolved in accordance with Section 6.3 (Arbitration) of this Agreement.

(b) Good Reason. For purpose of this Agreement, Employee may terminate his employment with the Company for "Good Reason" as a result of the Company: (i) requiring Employee to perform job duties and responsibilities that are materially inconsistent with the Services; or (ii) materially breaching the terms of this Agreement. Prior to resigning for Good Reason, Employee shall, within 30day of the applicable action or breach, deliver a written notice to the Company which identifies, in reasonable detail, the basis on which Employee believes he has Good Reason to terminate his employment and the Company shall have a period of 30 days from the date of such notice to reasonably cure any alleged breach or respond to Employee, in writing and in reasonable detail, describing the basis on which the Company believes Employee does not have Good Reason to terminate employment. Any dispute as to the whether Employee has Good Reason to terminate employment shall be resolved in accordance with Section 6.3 (Arbitration) of this Agreement.

(c) Voluntary Termination. For the purposes of this Agreement, "***Voluntary Termination***" shall mean Employee's voluntary resignation or retirement from the Company for any reason other than Good Reason.

(d) Termination Without Cause. The Company may terminate Employee's employment under this Agreement with cause or notice at any time.

(e) Disability. At the Company's election, Employee's employment and this Agreement shall terminate upon Employee becoming totally or permanently disabled for a period of 90 days or more in any 12-month period. For purposed of this Agreement, the term "***totally or permanently disabled***" means Employee's inability on account of sickness or accident, whether or not job-related, to perform the essential duties associated with Employee's position with the Company (after any accommodations required by the Americans with Disabilities Act of applicable state law).

(f) Death of Employee. Employee's employment and this Agreement shall terminate immediately upon death of Employee.

(g) Termination by Mutual Agreement of the Parties. Employee's employment and this Agreement may be terminated at any time upon a mutual agreement in writing of the parties hereto. Any such termination of employment shall have the consequences specified in such agreement.

3.2 Effect of Termination.

(a) Termination For Cause; Voluntary Termination; Death; Expiration of Term. If Employee's employment hereunder shall be terminated at any time by the Company For Cause or by Employee by Voluntary Termination, upon the death of Employee or upon expiration of the term of this Agreement on the second anniversary of the Effective Date, the Company shall have no further obligation to Employee under this Agreement other than (i) accrued but unpaid Base Salary, subject to standard deductions and withholdings, and (ii) other accrued benefits required by law, prorated to the date of termination.

(b) Termination Without Cause of for Good Reason. If Employee's employment hereunder is terminated by the Company without cause or by Employee for Good Reason, then Employee shall be entitled to (i) accrued but unpaid Base Salary, subject to standard deductions and withholdings, and (ii) starting seven days after Employee has furnished to the Company an executed waiver and release of claims, in the for attached hereto as Exhibit A, Employee shall be entitled to continue to receive, semi-monthly in arrears, Employee's Base Salary in effect at the time of termination for a period ending at the end of the Term (the "***Severance Period***"), subject to standard deductions and withholdings, and continued payment of Employee's healthcare insurance premiums for the Severance Period providing coverage substantially the same as that provided prior to termination; provided however, that if , during the Severance Period, Employee commits any act in contravention of Employee's undertakings contained in Section 4 of this Agreement (Non-Competition, Non-Solicitation and Confidentiality), the Company shall not thereafter be obligated to pay such Base Salary or such healthcare insurance premiums to, or on behalf of, Employee.

(c) Termination upon Disability. In the event that Employee's employment and this Agreement are terminated pursuant to Section 3.1 (e) (Disability), then Employee shall be entitled to continue to receive, semi-monthly in arrears, Employee's Base Salary, subject to standard deductions and withholdings, for a period of 60 days following the date of such termination.

3.3 Tax Matters; Section 409A of Internal Revenue Code. Employee hereby elects to receive, and the Company hereby agrees to pay, the compensation payable to Employee under Section 3.2 of this

Agreement (the "***Post-Termination Compensation***") at the time, in the manner, and on the terms and conditions set forth in this Section 3. Employee understands and agrees that he has no right to any post-employment compensation other than the Post-Termination Compensation. The parties acknowledge and agree that the Post-Termination Compensation is intended to be for Employee's compliance with the restrictions in Section 4 and is not to be considered deferred compensation or severance pay in connection with Employee's employment under this Agreement. Notwithstanding the foregoing, however, if the payment of the Post-Termination Compensation is ever determined to be subject to Section 409A ("***Section 409A***") of the Internal Revenue Code (the "***Code***"), (i) neither Employee nor the Company shall have the right to accelerate or defer any payment of such Post-Termination Compensation; (ii) the Post-Termination Compensation shall be payable only if Employee has incurred a Separation from Service from the Company (as defined below), (iii) Post-Termination Compensation shall be paid out of the Company's general assets, and (iv) if Employee is a Code Section 416(i) key employee (determined without regard to Code Section 416(i) (5) which treats a key employee's beneficiary as a key employee) of the Company at any time during the 12-month period ending December 31st of the calendar year preceding the calendar year in which payment of Post-Termination Compensation commences, and if any Company's stock is publicly traded on an established securities market or otherwise on the date of Employee's Separation from Service, payments of the Post-Termination Compensation shall commence on the first regular Company payday in the seventh month following the month in which Employee's Separation from Service occurs. If the Post-Termination Compensation is ever determined to be subject to Section 409A, a "***Separation from Service***" is deemed to occur if Employee dies, retires, or otherwise has a termination of employment with the Company; provided, that Employee's employment relationship is treated as continuing intact while on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or longer, if Employee's right to reemployment is provided either by statute or by contract; and provided, further, if Employee continues to provide services to the Company in any capacity after termination or expiration of this Agreement or termination of Employee's employment relationship with the Company (the "***Post-Termination Services***"), the determination of whether a Separation from Service has occurred shall be made in accordance with Section 409A. For purposed of this paragraph, the term " Company" includes all other organizations that together with the Company are part of a Code Section 414(b-c) control group of organizations.

4. NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY

4.1 Non-Competition. In consideration of (a) Employee's position, specialized training and access to Confidential Information, (b) the disclosure of Confidential Information to Employee during the Term, and (c) the payments made or to be made in the future to Employee under this Agreement, Employee covenants and agrees that during the Term and for a period of one year after the termination of Employee's employment with the Company, Employee shall not either individually or as a partner, joint venturer, consultant, shareholder, member or Representative of another Person or otherwise, directly or indirectly, participate in, engage in , or have a financial or management interest in, promote, or assist any other Person (other than the Company or its affiliates (collectively, the "***Company Group***") in any business operation or any enterprise if such business operation or enterprise engages or is preparing or planning to engage, in a business that is substantially similar to, or competes for business with, any of the Company Group. The Company's rights pursuant to this Section 4.1 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

4.2 Non-Solicitation of Employees. During the term and for a period of one year after the termination of Employee's employment with the Company, Employee shall not, directly or indirectly (a) solicit, encourage, cause or induce, or attempt to solicit, encourage, cause or induce any Person who at such date, or within the 12-month period preceding such date, was an employee, contractor or consultant of any of the Company Group to terminate such relationship with such company, or (b) take any action that would interfere with the relationship of any of the Company Group with its clients or vendors. The Company's rights pursuant to this Section 4.2 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

4.3 Non-Solicitation of Clients and Prospective Clients. For a period of one year after the termination of Employee's employment with the Company, Employee shall not, directly or indirectly, call on, solicit, take away, accept as a client, customer, or prospective client or customer, any Person who (a) was a client, customer, or client for whom the Employee or any of the Company Group had developed a strategy or plan to contact, for the purpose of acquiring such Person as a client; or (b) was a client, customer, or client for whom the Employee or any of the Company Group had developed a strategy or plan to contact, or (c) was a client, customer, or client for whom the Employee or any of the Company Group had developed a strategy or plan to contact with whom the Employee had any significant contact and/or about whom Employee had access to Confidential Information regarding, either individually or with another. The Company's rights pursuant to this Section 4.3 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

4.4 Confidential Information. Employee acknowledges that the Confidential Information (as hereinafter defined) of the Company Group is valuable, special and unique to the Company; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company Group. Based on the foregoing, Employee undertakes during the Term and thereafter:

(a) to keep any and all Confidential Information in trust for the use and benefit of the Company Group;

(b) except as required by Employee's duties hereunder or as may be authorized in writing by the Company, not at any time to disclose or use, directly or indirectly, any Confidential Information of the Company Group;

(c) to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information of the Company Group in Employee's possession, custody or control is kept confidential for the use and benefit of the Company; and

(d) upon termination of Employee's employment with the Company or at any other time the Company may in writing so request, to promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in Employee's possession or under Employee's control. Further, Employee undertakes that, if requested by the Company, Employee shall return any Confidential Information pursuant to this subsection and shall not make or retain any copy of or extract from such materials.

Notwithstanding the foregoing, if Confidential Information is required to be produced by Employee by law, court order, or governmental authority, Employee must immediately notify the Company of that

obligation. The Company may move the ordering court or authority for a protective order or other appropriate relief. Employee agrees to cooperate with the Company, at the expense of the Company, in obtaining such a protective order.

4.5 Definitions. For purposed of this Agreement, the following terms have the following meanings:

(a) ***"Confidential Information"*** means any and all information developed by or for any of the Company Group, or any of their predecessor(s), of which Employee gained knowledge by reason of Employee's employment with the Company; provided, however, that no information shall be deemed Confidential Information if and to the extent that I (i) is or becomes a part of the public domain without breach of this Agreement by Employee, (ii) is lawfully received by Employee from a third party having rights in the information without restriction, and without notice of any restriction against its further disclosure, (iii) is independently developed (as documented by written records) by Employee without breaching this Agreement of independently developed by third parties (as documented by written records) who have not had, either directly or indirectly, access to or knowledge of the Company Group's non-public information, or (iv) is disclosed with the express prior written consent of the Company. Subject to the foregoing proviso, Confidential Information included, but is not limited to, any and all lists of the Company Group's current of former customers (including the names, addresses, telephone numbers and other contact information of such customers), plans for development of new products, services and expansion into new areas or markets, internal operation and any trade secrets and proprietary information of any type owned by any of the Company Group together with all written, graphic and other materials relating to all or any part of the same.

(b) ***"Person"*** means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, and unincorporated organization, a division or operating group of any of the foregoing, a government or any department of agency thereof or any other entity.

(c) ***"Representative"*** means any officer, director, principal, agent, employee, consultant or other representative of a Person.

5. INVENTIONS

5.1 Invention Retained. Employee agrees that there are no inventions, process, designs, technology, information, software, documentation, illustrations, artwork, photographs, trademarks, materials, original works of authorship, and trade secrets which were made by Employee prior to commencement of any employment by the Company of Employee (collectively referred to as ***"Prior Inventions"***), which belong solely to Employee or belong to Employee jointly with another, which relate in any way to the Company Group's business, except as specifically listed on Exhibit B.

5.2 Assignment of Inventions. Employee hereby assigns to the Company all of his right, title and interest throughout the world in and to any and all inventions, process, designs, technology, information, software, documentation, illustrations, artwork, photographs, trademarks, materials, original works, of authorship, or trade secrets which Employee may solely of jointly conceive or develop or reduce to practice, during his relationship with the Company which (a) pertain to any business activity of the Company Group; or (b) are aided by use of time, materials, Confidential Information or facilities of the Company Group; or (c) relate to any of his work for the Company (collectively referred to as ***"Inventions"***). Employee hereby

assigns to the Company all of his right, title and interest throughout the world in and to any and all intellectual property rights associated with such Inventions, including, without limitation, patents, patent rights, copyrights, trademark rights, trade dress rights and trade secret rights. Employee will promptly make full written disclosure to the Company of all Inventions and will hold all Inventions in trust for the sole right and benefit of the Company. All copyrightable works made by Employee are, or shall be treated as, "works made for hire" to the greatest extent permitted by applicable law. Employee's assignment to the Company of Inventions includes Inventions created during his relationship with the Company prior to the date of this Agreement.

5.3 Moral Rights. Employee's assignment to the Company of Inventions includes (a) all rights of attribution, paternity, integrity, disclosure and withdrawal, (b) any rights Employee may have under the Visual Rights Act of 1990 or similar federal, state, foreign or international laws or treaties, and (c) all other rights throughout the world sometimes referred to as "moral rights" (collectively ***"Moral Rights"***). To the extent that Moral Rights cannot be assigned under applicable law, Employee hereby waives such Moral Rights to the extent permitted under applicable law and consents to any and all actions of the Company that would otherwise violate such Moral Rights.

5.4 Intellectual Property Rights. Employee agrees to assist the Company in all reasonable manners (at the expense of the Company) to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, or other intellectual property rights relating thereto in any and all countries. If the Company is unable for any reason to secure Employee's signature to apply for or to pursue any application for any United States of foreign patents or copyright registrations covering Inventions assigned to the Company, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers as Employee's agent and attorney in fact, to act for and in Employee's behalf to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letter patent or copyright registrations with the same legal force and effect as if originally executed by Employee.

6. MISCELLANEOUS

6.1 Notices. Any written notice, required or permitted under this Agreement, shall be deemed sufficiently given if either hand delivered or by fax (with written confirmation of receipt) or nationally recognized overnight courier. Written notices must be delivered to the receiving party at its address or facsimile number on the signature page of this Agreement. The parties may change the address or facsimile number at which written notices are to be received in accordance with this Section.

6.2 Remedies.

(a) Injunctive Relief. Employee acknowledges and agrees that the covenants and obligations contained in the Agreement relate to special, unique and extraordinary matters and that any breach or threatened breach of this Agreement may result in irreparable harm to the Company for which adequate remedy at law is not available. Therefore, Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining Employee from committing any violation of such covenants and obligations.

(b) **Remedies Cumulative.** The Company's right and remedies in respect of this Section are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

6.3 **Arbitration.** The parties agree that to the fullest extent permitted by law, any and all controversies between them, including the grounds for any termination and the payments associated with such termination, if any, shall be finally settled by binding arbitration held in the city of Phoenix, Arizona, in accordance with the Commercial Arbitration Rules (the ***"Rules"***) of the American Arbitration Association (the ***"AAA"***). In the event the parties fail to agree upon an arbitrator from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with the Rules. In the event the parties shall have failed to agree upon an arbitrator from said second list, the arbitrator shall be appointed by the AAA in accordance with the Rules. The foregoing arbitration proceedings may be commenced by either party by notice to the other. The decision of the arbitrator shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions that shall set forth the award, judgment or decree of the arbitrator. The parties to this Agreement expressly acknowledge and stipulate that this Agreement is in interstate commerce, as that term is defined in connection with the Federal Arbitration Act, and that this agreement to arbitrate shall be governed by the Federal Arbitration Act. Any challenges to the scope, validity, or enforceability of this agreement to arbitrate, including, without limitation, any allegation that this agreement to arbitrate was procured by fraud or procured under duress, shall be determined by the arbitrator in accordance with the provisions of the Federal Arbitration Act. Except as provided in the Federal Arbitration Act and subject to the provisions of this Section, the parties to this Agreement hereby exclude any right of appeal to any court on the merits of the dispute. The provisions of this Section may be enforced in any court having jurisdiction over the award or either party, and judgment on the award granted in any arbitration hereunder may be entered in any such court. The foregoing notwithstanding, the parties shall be entitled to bring an action in a court of competent jurisdiction for the limited purposed set forth in Section 6.2(a) (Injunctive Relief).

6.4 **Prevailing Party.** If any dispute arises between the parties hereto concerning this Agreement or their respective rights, duties and obligations hereunder, the party prevailing in such proceeding shall be entitled to reasonable attorney's fees and cost. In addition to any other relief that may be granted.

6.5 **Assignment.** Employee may not assign, transfer or delegate his rights or obligations hereunder, and any attempt to do so shall be void. The Company may not assign this Agreement to any Person without the prior written consent of Employee; provided that the Company may assign this Agreement to its parent or any successor entity of any of the foregoing without such prior written consent. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

6.6 **Entire Agreement.** This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and all other prior agreements, written or oral, are hereby merged herein and are of no further force or effect. This Agreement may be modified or amended only by a written agreement that is signed by the Company and Employee. No waiver of any section or provision of this agreement shall be valid unless such waiver is in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by the Company of any section or provision of this Agreement shall not apply to any subsequent breach of this Agreement. Captions to the various Sections of this Agreement are for the Convenience of the parties only and shall not affect the meaning or interpretation

of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

6.7 Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

6.8 Continuing Obligations. The Provisions contained in Articles 4 (Non-Competition, Non-Solicitation and Confidentiality) and 6 (Miscellaneous), and Sections 3.2 (Effect of Termination), 3.3 (Tax Matters), 5.2 (Assignment of Inventions), 5.3 (Moral Rights) and 5.4 (Intellectual Property Rights) of this Agreement shall continue and survive the termination of this Agreement.

6.9 Applicable Law. This Agreement and the rights and obligations of the Company and Employee hereunder shall be governed by and construed and enforced under the laws of the state of Arizona, without reference to any principles of conflict of laws.

[*signature page follows*]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ECOTALITY, INC.

By: ____________________________
Name:
Title:

Address: ____________________________

____

Facsimile: (_____) ______-________

JONATHAN R. READ

By: [signature]
Jonathan R. Read

Address: 6711 E. Camelback Rd #3
Scottsdale AZ 85251

Facsimile: (_____) ______-________

of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

6.7 Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

6.8 Continuing Obligations. The Provisions contained in Articles 4 (Non-Competition, Non-Solicitation and Confidentiality) and 6 (Miscellaneous), and Sections 3.2 (Effect of Termination), 3.3 (Tax Matters), 5.2 (Assignment of Inventions), 5.3 (Moral Rights) and 5.4 (Intellectual Property Rights) of this Agreement shall continue and survive the termination of this Agreement.

6.9 Applicable Law. This Agreement and the rights and obligations of the Company and Employee hereunder shall be governed by and construed and enforced under the laws of the state of Arizona, without reference to any principles of conflict of laws.

[*signature page follows*]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ECOTALITY, INC.

By: Harold W. [signature]
Name:
Title: Treasurer & Secretary

Address: ______________________